SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 22, 2003


                                  MESTEK, INC.
               (Exact name of registrant as specified in charter)



        Pennsylvania                    1-448                    25-0661650
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)



         260 North Elm Street
       Westfield, Massachusetts                                    01085
    (Address of principal executive                              (Zip Code)
               offices)



      Registrant's telephone number including area code (413) 568-9571






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Item 5.           OTHER EVENTS

         This report contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control.

         Certain statements in this Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are not historical facts but rather reflect the Company's current expectations concerning future results and events. The words "believes", "expects", "intends", "plans", "anticipates", "hopes", "likely", "will", and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

         Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

         The Lockformer Company ("Lockformer"), a division of the Company's second-tier subsidiary, Met-Coil Systems Corporation ("Met-Coil"), announced on January 17, 2003, that the Met-Coil Board of Directors has authorized the entering into of two primary contracts for the remediation of environmental contamination on two of three identified contaminated areas ("Areas 1 and 2") on its Lisle, IL manufacturing facility. A work plan for Area 3, on the south end of the Lisle facility property, is under preparation. In connection with the foregoing, the Company has increased its reserve for environmental expenditures relating to Lockformer's Lisle, IL facility by $3,500,000.00, effective December 31, 2002.

         The contracts, which relate to the electric resistive heating or ERH component of the soils remediation process for approximately 34,000 cubic yards of soil both outside of and within the factory facility, total $2,766,460.00. Additional contracts for soil vapor extraction (or SVE, a less expensive technology than ERH) to treat approximately 182,000 cubic yards of soils in Areas 1 and 2 are expected to be entered into shortly. Current reserves, including those described above, are expected to be sufficient to cover the work expected to be required to achieve remedial objectives approved by the U.S. E.P.A in Areas 1 and 2. The Illinois E.P.A. has not yet given its approval of these remedial objectives. Additional reserves may be required upon completion and regulatory agency approval of the Area 3 remediation work plan.

         These contracts are based upon time and materials expected to be consumed to reach remedial objectives; however, there is no guaranty that as test results are obtained and analyzed, additional costs will not need to be incurred.

         In a related matter, Lockformer is actively engaged in settlement discussions with the Illinois Attorney General with respect to the litigation entitled "People of the State of Illinois v. The Lockformer Company, et al." whereby the State seeks to have Lockformer provide or pay for hook-up to public water supply for certain private residences within a certain distance from Lockformer's facility in a direction in which ground water travels, as well as costs and penalties. Penalties may be abated in whole or in part depending upon the terms of a final settlement. Management believes that it is premature to estimate the total cost of such a settlement, which may also be coordinated with the settlement of other court actions previously disclosed involving environmental matters in or about Lisle, IL, however, for purposes of establishing appropriate reserves, management believes that not less than $1,000,000.00 will be required and accordingly, the Company has reserved this amount also as of December 31, 2002.


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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MESTEK, INC.


Date:  January 22, 2003              By:  /s/Stephen M. Shea__________________
                                     -----------------------------------------
                                     Stephen M. Shea
                                     Senior Vice President - Finance
                                    (Principal Financial and Accounting Officer)